Calculation of Filing Fee Tables
S-8
CHEMED CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $1 per share	Other	1,100,000	$ 555.40	$ 610,940,000.00	0.0001531	$ 93,534.91
Total Offering Amounts:						$ 610,940,000.00		$ 93,534.91
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 93,534.91
Offering Note
[1]	1. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement covers any additional securities as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations, other capital adjustments or similar transactions. 2.Estimated pursuant to Rule 457(c) and 457(h) under the Securities Act solely for purposes of calculating the registration fee. The fee is computed based upon $575.00, which represents the average of the high and low prices per share of the Registrant's Common Stock on May 19, 2025, as reported on the New York Stock Exchange.